EXHIBIT 99.1

Barfresh Completes Over $5.8 Million
Financing to Accelerate Growth

Financing Consists of Issuance of Common Stock at $0.50 per Share and $0.60 Warrants

LOS ANGELES, Calif., March 23, 2020 — Barfresh Food Group,

Inc. (the “Company”) (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend beverages, today announced that it has entered into binding definitive agreements for approximately $5.87 million financing. The components of the financing consist of an aggregate sale of approximately $5.87 million of common stock at $0.50 per share with 50% warrant coverage with an exercise of $0.60 per share, of which $3.825 million will be for growth capital and approximately $2 million came from the conversion of existing debt into the current offering.

Debt Retirement and Restructuring

Concurrent with the Company’s current offering, the Company also reduced its overall debt by approximately $2 million through holders converting their existing debt into the Company’s current offering of its common stock and warrants. In addition, the Company and its debt holders extended the maturity date of approximately $1.1 million of those certain convertible notes issued in March 2018 to March 2022, and extended the maturity date of approximately $0.2 million of those certain convertible notes issued in November 2018 to November 2021.

Riccardo Delle Coste, the Company’s CEO stated, “This financing dramatically improves our liquidity and will provide the appropriate capital for profitable expansion in our many and growing channels throughout 2020 and beyond. We are very well positioned to continue the penetration in the quick serve restaurant space. In addition, I believe this is a strong vote of confidence from several of our significant existing stockholders participating in this offering.”

Mr. Delle Coste continued, “We have spent many years establishing an organization with ample manufacturing capacity, logistics and distribution network to successfully service our expected new business. We have dramatically improved our cost structure and are in a much better position today to efficiently deploy this growth capital.”

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com